Exhibit 4.2

DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

June 17, 2020

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of June 17, 2020 by and among DoorDash, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), Series A-1 Preferred Stock, par value $0.00001 per share (the “Series A-1 Preferred Stock”), Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), Series C Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock”), Series D Preferred Stock, par value $0.00001 per share (the “Series D Preferred Stock”), Series E Preferred Stock, par value $0.00001 per share (the “Series E Preferred Stock”), Series F Preferred Stock, par value $0.00001 per share (the “Series F Preferred Stock”), Series G Preferred Stock, par value $0.00001 per share (the “Series G Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Sixth Amended and Restated Investors’ Rights Agreement dated as of May 21, 2019 by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the Required Majority (as defined in the Prior Agreement, the “Prior Agreement Required Majority”);

WHEREAS, the undersigned Existing Investors, representing the Prior Agreement Required Majority, desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to that certain Series H Preferred Stock Purchase Agreement of dated as of June 17, 2020 by and among the Company and certain of the Investors (as may be amended from time to time, the “Series H Agreement”), which provides that as a condition to the closing of the sale of the Series H Preferred Stock, par value $0.00001 per share (the “Series H Preferred Stock” and collectively with the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, the Prior Agreement Required Majority and the Company.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the mutual promises and covenants set forth herein, the Company and the Existing Investors hereby agree that the Prior Agreement shall be amended and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Definitions. For purposes of this Agreement:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the Securities Act of 1933, as amended.

(c) The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, or shares the same investment adviser with, such Person. For the avoidance of doubt, SoftBank Vision Fund L.P., a limited partnership formed under the laws of Jersey (“SVF”), SoftBank Group Corp. and all persons or entities controlling, controlled by or under common control with either SVF or SoftBank Group Corp. are Affiliates of each other. For the avoidance of doubt, an Affiliate with respect to Dahlia Investments Pte Ltd. (“Temasek”) shall mean Temasek’s ultimate holding company, Temasek Holdings (Private) Limited (“Temasek Holdings”), and Temasek Holdings’ direct and indirect wholly owned companies whose boards of directors or equivalent governing bodies are comprised solely of nominees or employees of (i) Temasek Holdings; (ii) Temasek Pte. Ltd; and/or (iii) wholly owned direct or indirect subsidiaries of Temasek Pte. Ltd.

(d) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(e) The term “Competitor” means any Person who, in the reasonable good faith determination of the Board, carries on any business that is substantially similar to the Company’s business.

(f) The term “Disallowed SPV Entity” means any SPV Entity (i) (x) whose terms permit the distribution of shares of the Company’s capital stock prior to the expiration of the applicable lockup period with respect to the Initial Offering or (y) whose terms permit the direct or indirect Transfer of such SPV Entity’s ownership interests to any party that is not Affiliated with an Investor and (ii) that is not controlled or managed by an Investor or an Affiliate of such Investor. Notwithstanding the foregoing, the term “Disallowed SPV Entity” shall not include any Investor listed on Schedule A hereto as of the date of this Agreement.

(g) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(h) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(i) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Agreement.

(j) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(k) The term “Major Investor” means any Investor (or transferee of an Investor) that, individually or collectively with its Affiliates, holds at least 525,000 shares of Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like); provided that any Disallowed SPV Entity shall not constitute an Affiliate of such Investor for the purposes of qualifying as a Major Investor.

(l) The term “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(m) The term “Preferred Directors” means the Series A Director, Series B Director and Series D Director (each as defined in the Restated Certificate).

(n) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(o) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under Section 2 of this Agreement are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(p) The term “Restated Certificate” means the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time.

(q) The term “Rule 144” means Rule 144 under the Act.

(r) The term “Rule 144(b)(1)(i)” means subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

(s) The term “Rule 405” means Rule 405 under the Act.

(t) The term “SEC” means the Securities and Exchange Commission.

(u) The term “SPV Entity” means any entity that (i) is formed for the specific purpose of acquiring shares of the Company’s capital stock and/or (ii) has assets, a majority of which (by value) consist of shares of the Company’s capital stock as of immediately following such entity’s acquisition of shares of the Company’s capital stock.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.3 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.1 of this Agreement or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.7 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering and (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

2.3 Form S-3 Registration. In case the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities (for purposes of this Section 2.3, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii) if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 2.3;

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(vi) if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

(c) If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 2.1 of this Agreement, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 of this Agreement and; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3 of this Agreement.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel, accountants and investment advisers for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed), and provided that in no event shall any indemnity under this Section 2.8(b), when combined with any amounts paid by such Holder pursuant to Section 2.8(d), exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

2.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate (other than an Affiliate that is a Competitor or an Affiliate that is a Disallowed SPV Entity), subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder or any of such Holder’s family members or (c) after such transfer or assignment, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (i) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.12 of this Agreement; (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and (iv) such transferee or assignee is not a Disallowed SPV Entity.

2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders (the “Required Majority”), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

2.12 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the public filing of a registration statement on Form S-1 in connection with the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of the final prospectus relating to the registration by the Company of shares of Common Stock or any other equity securities under the Act on a registration statement on Form S-1 in connection with the Initial Offering), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately prior to the effectiveness of the Registration Statement for the Initial Offering, or (ii) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities or that is otherwise based in whole or in part on the price or value of the securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.12 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or shares acquired in the Initial Offering or in the secondary market following effectiveness of the registration statement relating to the Initial Offering, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 2.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters with respect to the officers, directors and greater than one percent (1%) stockholders of the Company shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements. The provisions of the previous sentence will not apply, however, if (i) (a) the waiver or termination is effected solely to permit a transfer not for consideration and (b) the transferee agrees to be bound in writing by the restrictions set forth in this Section 2.12 and any lock-up agreement with the underwriters or (ii) the waiver or termination is granted in connection with a follow-on public offering of the Company’s securities pursuant to a registration statement on Form S-1 that is filed with the SEC and the applicable Holder (a) has been given an opportunity to participate with the other selling stockholders in such public offering on a pro rata basis in accordance with this Agreement and (b) has declined to so participate.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions and may stamp each such certificate or book-entry notation with the legend set forth in Section 2.12(b) with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares or securities of the Company of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 2.12):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

2.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2: (a) after five (5) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event (as defined in the Restated Certificate).

3. Covenants of the Company.

3.1 Delivery of Financial Statements.

(a) The Company shall, upon request, deliver to each Major Investor:

(i) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iii) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iv) as soon as practicable, but in any event at least thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(v) as soon as practicable upon request by a Major Investor (but in any event no later than fifteen (15) days after such request), a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit such Major Investor to calculate its percentage equity ownership in the Company; and

(vi) such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (vi) or any other subsection of Section 3.1 to provide information (A) that it deems in good faith to be a trade secret or similar highly confidential information (excluding, for the sake of clarity, the financial statements and reports to be delivered pursuant to Section 3.1(i) – (v) to the extent such information is deemed a trade secret), (B) that the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or (C) to any Major Investor whom the Board determines to be a Competitor or an officer, employee, director or holder of more than ten percent (10%) of a Competitor; and

(b) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that (A) it deems in good faith to be a trade secret or similar highly confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel, or if the Company reasonably believes that providing access to such information creates or poses a conflict of interest; provided that providing a Major Investor access to such information subject to the provisions of Section 3.3 shall not be deemed to create or pose a conflict of interest, notwithstanding such Major Investor’s or its Affiliates’ ownership of equity interests in any Competitor.

3.3 Confidentiality. Notwithstanding anything in this Agreement to the contrary, no Investor shall have access to any trade secrets of the Company (excluding, for the sake of clarity, the financial statements and reports to be delivered pursuant to Section 3.1(i) – (v) to the extent such information is deemed a trade secret). Further, each Investor acknowledges and agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose other than the Purpose (as defined below) (i) the existence of this Agreement, the Series H Agreement and the other Ancillary Agreements (as defined in the Series H Agreement) and the transactions contemplated hereby and thereby and (ii) any business, technical, financial or other information or materials (whether written, oral or in any other form) provided to or learned by such Investor (whether by the Company or its advisors or other representatives), together with all derivative works prepared by such Investor or its Permitted Disclosees (as defined below) which contain or otherwise reflect such information or materials or such Investor’s review of, or interest in, the Company or any of the foregoing (collectively, the “Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.3 by such Investor); (b) is or has been made known or disclosed to such Investor by a third party without restriction and without a breach of any confidentiality obligations with respect thereto; (c) is already in Investor’s possession free of any confidentiality obligations with respect thereto at the time of disclosure; (d) is or has been independently developed or conceived by such Investor without use of or reference to any Confidential Information, as shown by written records and other competent evidence prepared contemporaneously with such independent development; (e) is approved for release or disclosure by the Company without restriction or (f) is required to be disclosed by law, court order or subpoena, or pursuant to the request of a governmental or regulatory authority; provided, however, that an Investor may disclose Confidential Information to officers, directors, members, Affiliates or limited partners or their respective general partners, employees and legal, tax and accounting advisors of such Investor who have a need to know such information for the Purpose (and/or advising such Investor in connection with such Purpose) and who have expressly agreed, or are bound by similar obligations, to treat such Confidential Information confidentially in accordance with, or substantially similar to, this Agreement (collectively, the “Permitted Disclosees”). For the avoidance of doubt, such Investor shall not be permitted to disclose or divulge any Confidential Information to any Person (whether orally or in writing) or use any Confidential Information (1) in connection with or to solicit any interest in any proposed sale, assignment, encumbrance, pledge, gift or other transfer or disposition of any kind of any of its Shares (as hereinafter defined) or any of such Investor’s rights held thereunder or (2) if such Person is or could possibly be a Competitor. Each Investor further agrees to protect and maintain, and to cause each Permitted Disclosee to protect and maintain, the confidentiality and security of, and to exercise the same standard of care it exercises to prevent the unauthorized disclosure or unauthorized use of its own proprietary information, which shall be no less than reasonable care, with respect to, the Confidential Information. Each Investor shall be liable for any disclosure or unauthorized use by the Permitted Disclosees or other representatives of such Investor in contravention of this Section 3.3, and shall take reasonably appropriate steps to safeguard the Confidential Information from disclosure, misuse, espionage, loss and theft. Each Investor further agrees to notify the Company in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of the Confidential Information, which may come to its attention. In the event that an Investor or any of its Permitted Disclosees receives a request or is required by a governmental authority to disclose all or any Confidential Information, such Investor or its Permitted Disclosees, as the case may be, agree to (A) promptly notify the Company of the existence, terms and circumstances surrounding such request to the extent permissible, (B) to the extent permissible and reasonably practicable, consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (C) to the extent permissible and reasonably practicable and at the request and expense of the Company, assist the Company in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions hereof, such Investor or its Permitted Disclosees, as the case may be, may disclose to any governmental authority only that portion of the Confidential Information which such Investor is advised by counsel is legally required to be disclosed, and such Investor shall exercise its best reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. Nothing in this Section 3.3 shall in any way limit or otherwise modify any confidentiality covenants entered into by any Investor pursuant to any other agreement entered into with the Company. Notwithstanding anything to the contrary herein, the Company acknowledges and agrees that each Investor may disclose such information in respect of the Company and the Investor’s interest therein as is required under applicable securities laws, rules or regulations or rules of a national securities exchange, including in response to routine examinations, demands, requests or reporting requirements. The Company consents in advance to such disclosure and any such disclosure shall not constitute a breach of this Section 3.3. For purposes of this Agreement, the “Purpose” shall mean to monitor and evaluate Investor’s investment in the Company and to assist and advise the Company in the Company’s conduct of its business.

3.4 Termination of Information and Inspection Covenants. The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the Initial Offering, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur and (c) the consummation of a Liquidation Event.

3.5 Right of First Offer. Subject to the terms and conditions specified in this Section 3.5, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares. For purposes of this Section 3.5, the term “Major Investor” includes any general partners and Affiliates (other than an Affiliate that is a Competitor or an Affiliate that is a Disallowed SPV Entity) of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates (other than an Affiliate that is a Competitor or an Affiliate that is a Disallowed SPV Entity) in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (including, without limitation, any such shares or securities issued in connection with debt securities) (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 4.7 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). At the expiration of such twenty (20) calendar day period, the Company shall promptly, in writing, notify each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Major Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) calendar day period commencing after the Company has given such notice to the Fully-Exercising Major Investors, each Fully-Exercising Major Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).

(c) If all Shares that Major Investors are entitled to obtain pursuant to Section 3.5(b) of this Agreement are not elected to be obtained as provided in Section 3.5(b) of this Agreement, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.5(b) of this Agreement, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.5 shall not be applicable to (i) any equity securities described in Article IV, Section 4(d)(ii)(A) through (I) of the Restated Certificate, (ii) the issuance and sale of Series H Preferred Stock pursuant to the Series H Agreement, or (iii) the issuance and sale of securities that are not offered to any existing stockholder (or any Affiliate thereof) of the Company, if such issuance and sale has been unanimously approved by the Board as being exempt from this Section 3.5. In addition to the foregoing, the right of first offer in this Section 3.5 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (A) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (B) such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 3.5 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to its Affiliates (other than an Affiliate that is a Competitor or an Affiliate that is a Disallowed SPV Entity). For the avoidance of doubt SoftBank Vision Fund (AIV M2) L.P. (“SBVF”), Coatue US 11 LLC (“Coatue”), DST Global VI, L.P. (“DST”), Doorstep DF Holdings, LP (“Dragoneer”), Darsana Master Fund LP (“Darsana”) and Temasek and each of their Affiliates (other than an Affiliate that is a Competitor or an Affiliate that is a Disallowed SPV Entity) shall be deemed to be a venture capital fund.

(f) The covenants set forth in this Section 3.5 shall terminate and be of no further force or effect upon the consummation of (i) the Initial Offering or (ii) a Liquidation Event.

3.6 Directors’ and Officers’ Insurance. The Company has as of the date hereof from financially sound and reputable insurers directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board (including each of the Preferred Directors), and will use its commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board (including a majority of the Preferred Directors) determines that such insurance should be discontinued.

3.7 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board or a consulting agreement containing substantially similar proprietary rights assignment and confidentiality provisions.

3.8 Employee Agreements. Unless approved by the Board, all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period (plus an additional period of up to eighteen (18) days) in connection with the Initial Offering. The Company shall retain a right of first refusal on transfers until the Initial Offering and the right to repurchase unvested shares at cost.

3.9 Corporate Opportunities and Information Use. The Company acknowledges that the Investors and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors hereby acknowledge and agree that a Covered Person (as that term is defined in the Restated Certificate) shall:

(a) have no obligation or duty (contractual or otherwise) to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and

(b) in connection with making investment decisions, to the fullest extent permitted by law, have no obligation or duty (contractual or otherwise) to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director or, or investor in, the Company or otherwise.

3.10 Foreign Corrupt Practices Act. The Company represents that it shall not, and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value, directly or indirectly, to any third party, including any Non-U.S. Official (as defined in the Foreign Corrupt Practices Act (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) designed to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

3.11 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

3.12 United States Real Property Holding Company. Upon the request of any Investor, the Company shall provide (a) a statement (in such form as may be reasonably requested by such Investor) conforming to the requirements of Section 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the Treasury Regulations certifying that interests in the Company do not constitute “United States real property interests” under Section 897(c) of the Internal Revenue Code of 1986, as amended, and (b) evidence in form and substance satisfactory to such Investor that the Company has delivered to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the Treasury Regulations.

3.13 Termination of Certain Covenants. The covenants set forth in Sections 3.6, 3.7, 3.8, 3.9, 3.10, 3.11 and 3.12 shall terminate and be of no further force or effect upon the consummation of (a) the Initial Offering or (b) a Liquidation Event.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Further Limitations on Disposition. Each Investor agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor (1) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse or (2) to an Affiliate, in each case if the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he, she or it were an Investor hereunder.

4.3 Restrictions on Transfer. Without limitation of any other restriction on transfer set forth in this Agreement or the Bylaws of the Company, each Investor shall be bound by each of the following restrictions until the earlier to occur of (i) the closing of a Liquidation Event, (ii) immediately prior to the Initial Offering or (iii) May 21, 2024:

(a) No Investor may sell, transfer, distribute, assign, pledge, or otherwise dispose of or encumber (including transfer by gift or operation of law) (“Transfer”) any securities of the Company without the prior written consent of the Board, unless such Transfer is to an Affiliate of such Investor that is not a Disallowed SPV Entity.

(b) No Investor shall Transfer any securities of the Company at any time to any Disallowed SPV Entity unless such Transfer has been approved by the Board.

(c) No Investor shall Transfer any securities of the Company, if as a result of such Transfer, the Company would have outstanding any class of equity securities held of record by (i) two thousand (2,000) or more persons or (ii) five hundred (500) or more persons who are not accredited investors (as such term is defined in Rule 501 of Regulation D promulgated under the Act), as described in Section 12(g) of the 1934 Act and Rule 12g5-1 promulgated thereunder, as determined by the Board.

(d) As a condition to any Transfer of the Company’s securities to a proposed transferee by any Investor, such proposed transferee shall agree to be bound by the restrictions set forth in this Agreement.

(e) No Investor may list, sell or offer to sell or otherwise trade in Company securities on any private market place or securities exchange, including without limitation on Nasdaq Private Market or SharesPost (each, a “Private Market Exchange”), until such time that a court of competent jurisdiction or appropriate regulatory authority has issued a ruling or endorsed the activities of such Private Market Exchange as compliant with applicable securities law to the Company’s reasonable satisfaction.

4.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

4.5 Counterparts; Facsimile. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at the address set forth on the signature page hereto, Attention: Chief Executive Officer, and to the other parties at the addresses set forth on the applicable signature pages hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.7).

4.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.9 Entire Agreement; Amendments. This Agreement (including Exhibits and Schedules hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Upon the effectiveness of this Agreement, the Prior Agreement shall be amended and replaced in its entirety by this Agreement and shall be of no further force or effect. Any term of this Agreement (other than Sections 1(k), 3.1, 3.2, 3.4 and 3.5) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Majority. The provisions of Section 1(k), 3.1, 3.2, 3.4 and 3.5 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities then held by all of the Major Investors, including the written consent of Darsana, Coatue, DST, Dragoneer, Temasek and SBVF, as applicable, with respect to any amendment of Section 1(k) to the extent that any such amendment would result in Darsana, Coatue, DST, Dragoneer, Temasek or SBVF failing to qualify as a Major Investor; provided further that any amendments or waivers that disproportionately affect the rights of a particular Major Investor shall require the written consent of such affected Major Investor(s). Notwithstanding anything herein to the contrary, if a Major Investor consents to a waiver of the right of first offer contained in Section 3.5 and then purchases any Shares, then each other non-participating Major Investor who did not consent to such waiver (each a “Non-Consenting Major

Investor”) shall be permitted to purchase Shares on a pro rata basis in proportion to the number of Shares purchased by such consenting Major Investor, or the full pro rata amount of such Non-Consenting Major Investor as calculated in accordance with Section 3.5, whichever is less. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.

4.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.11 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this. For the avoidance of doubt, any Disallowed SPV Entity shall not constitute an Affiliate of an Investor for the purposes of this aggregation provision and the capital stock held by the Disallowed SPV Entity shall not be aggregated with the capital stock held by another Investor.

4.12 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

4.13 Signatory Capacity. With respect to its signatory capacity and liability, as the trustee of the Wellcome Trust, The Wellcome Trust Limited (the “Trustee”) enters into and delivers this Agreement in its capacity as the trustee for the time being of the Wellcome Trust but not otherwise and it is hereby agreed and declared that notwithstanding anything to the contrary contained or implied in this Agreement or any related agreement:

(a) the obligations incurred by the Trustee under or in consequence of this Agreement or any related agreement shall be enforceable against it or the other trustees of the Wellcome Trust from time to time; and

(b) the liabilities of the Trustee (or such other trustees as are referred to in subsection (a) above) in respect of such obligations shall be limited to such liabilities as can, and may lawfully and properly be met out of the assets of the Wellcome Trust that are for the time being in the hands or under the control of the Trustee or such other trustees.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

DOORDASH, INC.

By:	/s/ Tony Xu
Tony Xu
President & CEO

Address:	303 2nd Street, South Tower, 8th Floor
San Francisco, CA 94107

SIGNATURE PAGE TO DOORDASH , INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DURABLE CAPITAL MASTER FUND LP

By:	Durable Capital Associates LLC, its general partner

By:	/s/ Michael Blandino

Name:	Michael Blandino
Title:	Authorized Person

Address:	c/o Durable Capital
5425 Wisconsin Avenue, Suite 802
Chevy Chase, MD 20815
Attn: Julie Jack, General Counsel

SIGNATURE PAGE TO DOORDASH , INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DARSANA MASTER FUND LP

By:	Darsana Capital GP LLC
By:	Its: General Partner

By:	/s/ Chris Ferrante

Name:	Chris Ferrante
Title:	Authorized Signatory

Address:
Darsana Master Fund LP
c/o Darsana Capital Partners LP
Attn: Legal and Compliance
40 West 57th Street, 15thFloor
New York, NY 10019, U.S.A.
Email:

SIGNATURE PAGE TO DOORDASH , INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DOORSTEP DF HOLDINGS, LP

By:	/s/ Pat Robertson

Name:	Pat Robertson
Title:	Authorized Signatory

Address:
c/o Dragoneer Investment Group, LLC
1 Letterman Dr.
Building D, Ste M500
San Francisco, CA 94129

SIGNATURE PAGE TO DOORDASH , INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Sue Biglieri

Name:	Sue Biglieri
Title:	Authorized Signatory

Address:
2750 Sand Hill Road
Menlo Park, CA 94025

SIGNATURE PAGE TO DOORDASH , INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SANDS CAPITAL GLOBAL INNOVATION FUND, LLC

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

AU UNI UNISUP USSDGE
By:	Sands Capital Management, LLC as Manager

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

SIGNATURE PAGE TO DOORDASH , INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Sequoia Capital USV XIV Holdco, Ltd.

By:

SEQUOIA CAPITAL U.S. VENTURE FUND

XIV, L.P.,

SEQUOIA CAPITAL U.S. VENTURE

PARTNERS FUND XIV, L.P.,

SEQUOIA CAPITAL U.S. VENTURE

PARTNERS FUND XIV (Q), L.P.,

all Cayman Islands exempted limited

partnerships, its Members

By: SC U.S. VENTURE XIV MANAGEMENT, L.P., a Cayman Islands exempted limited partnership, General Partner of Each

By: SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

Address:	2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

SIGNATURE PAGE TO DOORDASH , INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Sequoia Capital U.S. Growth Fund VI, L.P.
Sequoia Capital U.S. Growth VI Principals Fund, L.P. Each a Cayman Islands exempted limited partnership

By:	SC U.S. GROWTH VI MANAGEMENT, L.P., a Cayman Islands exempted limited partnership General Partner of Each

By:	SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin

Name:	Alfred Lin
Title:	Authorized Signatory

Address: 2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Sequoia Capital U.S. Growth Fund VII, L.P.
Sequoia Capital U.S. Growth VII Principals Fund, L.P. Each a Cayman Islands exempted limited partnership

By: SC U.S. GROWTH VII MANAGEMENT, L.P., a Cayman Islands exempted limited partnership General Partner of Each

By: SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

Sequoia Capital Global Growth Fund II, L.P.
Sequoia Capital Global Growth II Principals Fund, L.P. Each a Cayman Islands exempted limited partnership

By:	SC GLOBAL GROWTH II MANAGEMENT, L.P., a Cayman Islands exempted limited partnership General Partner of Each

By:	SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

Address: 2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Sequoia Capital Global Growth Fund, LP
Sequoia Capital Global Growth Principals Fund, LP

By: SCGGF Management, LP A Cayman Islands exempted limited partnership General Partner of Each

By: SC US (TTGP), LTD., A Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

Address:	2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SCGE Fund, L.P. a Cayman Islands limited partnership

By: SCGE (LTGP), L.P., a Cayman Islands limited partnership Its: General Partner

By:	/s/ Kimberly Summe

Name:	Kimberly Summe
Title:	Chief Operating Officer and General Counsel

Address:	2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SoftBank Vision Fund (AIV M2) L.P.

By: /s/ Ruwan Weerasekera Name: Ruwan Weerasekera Title: Director

SoftBank Vision Fund (AIV M2) L.P. c/o SB Investment Advisers (UK) Limited 69 Grosvenor Street London, W1K 3JP Attention: Ayako Adachi Email:

and

SoftBank Vision Fund (AIV M2) L.P. c/o SB Investment Advisers (US), Inc. 1 Circle Star Way, 4F San Carlos, CA 94070 Attention: Brian Wheeler Email:

SIGNATURE PAGE TO DOORDASH , INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

FIDELITY CONTRAFUND: FIDELITY CONTRAFUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Address: Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Address:
Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND: FIDELITY CONTRAFUND K6

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Address:

The Northern Trust Company

Attn: Fidelity Client Team – GFS Custody, C-1N

333 South Wabash Ave, 32nd Floor

Chicago, Illinois 60604

Fidelity Contrafund: Fidelity Contrafund K6

Reference Account #

Email:

Fax number:

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND—SUB A

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Address:
Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY INSIGHTS INVESTMENT TRUST
By its manager Fidelity Investments Canada ULC

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Address:
State Street Bank & Trust PO Box 5756 Boston, Massachusetts 02206 Attn: Thisbe & Co Fidelity Insights Investment Trust Email: Fax number:

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND: FIDELITY FLEX OPPORTUNISTIC INSIGHTS FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Address:

The Northern Trust Company

Attn: Fidelity Client Team – GFS Custody, C-1N

333 South Wabash Ave, 32nd Floor

Chicago, Illinois 60604

Fidelity Contrafund: Fidelity Flex Opportunistic Insights Fund

Reference Account #

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND: FIDELITY SERIES OPPORTUNISTIC INSIGHTS FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Address:
Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

VARIABLE INSURANCE PRODUCTS FUND II: CONTRAFUND PORTFOLIO

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Address:
Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Growth Stock Fund, Inc.

Seasons Series Trust—SA T. Rowe Price Growth Stock Portfolio

Voya Partners, Inc.—VY T. Rowe Price Growth Equity Portfolio

Brighthouse Funds Trust II—T. Rowe Price Large Cap Growth Portfolio

Lincoln Variable Insurance Products Trust—LVIP T. Rowe Price Growth Stock Fund

T. Rowe Price Growth Stock Trust

Prudential Retirement Insurance and Annuity Company Aon Savings Plan Trust

Caleres, Inc. Retirement Plan

Colgate Palmolive Employees Savings and Investment

Plan Trust

Brinker Capital Destinations Trust—Destinations Large Cap Equity Fund

Alight Solutions LLC 401K Plan Trust

MassMutual Select Funds—MassMutual Select T. Rowe Price Large Cap Blend Fund

Legacy Health Employees’ Retirement Plan Legacy Health

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

	By:	/s/ Andrew Baek
	Name:	Andrew Baek
	Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn.: Andrew Baek, Vice President Phone: Email:

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Communications & Technology Fund, Inc. TD Mutual Funds—TD Global Entertainment & Communications Fund

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

	By:	/s/ Andrew Baek
	Name:	Andrew Baek
	Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn.: Andrew Baek, Vice President Phone: Email:

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Global Stock Fund

Arkansas Teacher Retirement System

T. Rowe Price Global Focused Growth Equity Pool

Union Pacific Corporation Master Retirement Trust

Hostplus Pooled Superannuation Trust

UniSuper

Superannuation Funds Management Corporation of South Australia

Superannuation Funds Management Corporation of South Australia

Government Superannuation Fund

The Board of Trustees of the National Provident Fund in its capacity as trustee of the O Fund of the Global Asset Trust

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

	By:	/s/ Andrew Baek
	Name:	Andrew Baek
	Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn.: Andrew Baek, Vice President Phone: Email:

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR

T. Rowe Price Large-Cap Growth Fund

Principal Funds, Inc.—LargeCap Growth Fund I

Principal Variable Contracts Funds, Inc.

LargeCap Growth Account I

Trustees of the Ohio Operating Engineers Pension Fund

Consolidated Fund of the R.W. Grand Lodge of F. and AM. Of Pennsylvania

NextEra Energy Inc. Employee Pension Plan

NextEra Energy, Inc. Employee Retirement Savings Plan

USG Corporation Retirement Plan Trust

T. Rowe Price U.S. Equities Trust

Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts

Tucson Supplemental Retirement System

Delta Air Lines, Inc. Defined Contribution Plans Master Trust

Master Trust for Certain Tax Qualified Bechtel Retirement Plans

The KP Funds—KP Large Cap Equity Fund

City of Warwick Pension Plans

The Master Trust adopted by the Home Depot

FutureBuilder and The Home Depot

FutureBuilder for Puerto Rico Plans

City of Tallahassee Pension Fund

Lettie Pate Evans Foundation, Inc.

Joseph B. Whitehead Foundation

Robert W. Woodruff Foundation, Inc.

Robert W. Woodruff Health Sciences Center Fund, Inc.

Ohio Public Employees Deferred Compensation Program

Prudential Retirement Insurance and Annuity Company

Toyota Motor North America, Inc. Retirement Savings Plan

Union Bank & Trust Company

Lettie Pate Whitehead Foundation, Inc.

The Community Foundation for Greater Atlanta, Inc.

Leonardo DRS, Inc. 401(k) Plan

American Airlines, Inc. 401(k) Plan and the American Airlines, Inc. 401(k) Plan for Pilots

Fresno County Employees Retirement Association

T. Rowe Price Large-Cap Growth Trust

RR Donnelley Savings Plan Trust

Bank of the West 401(k) Plan

T. Rowe Price Large-Cap Growth Trust I

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

	By:	/s/ Andrew Baek
	Name:	Andrew Baek
	Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn.: Andrew Baek, Vice President Phone: Email:

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Global Consumer Fund

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

	By:	/s/ Andrew Baek
	Name:	Andrew Baek
	Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn.: Andrew Baek, Vice President Phone: Email:

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Mid-Cap Growth Fund, Inc.

T. Rowe Price Institutional Mid-Cap Equity Growth Fund

T. Rowe Price Mid-Cap Growth Portfolio

T. Rowe Price U.S. Equities Trust

Great-West Funds, Inc.—Great-West T. Rowe Price Mid Cap Growth Fund

TD Mutual Funds —TD U.S. Mid-Cap Growth Fund

MassMutual Select Funds—MassMutual Select Mid Cap Growth Fund

MML Series Investment Fund—MML Mid Cap Growth Fund

Brighthouse Funds Trust I—T. Rowe Price Mid Cap Growth Portfolio

Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts

T. Rowe Price U.S. Mid-Cap Growth Equity Trust

L’Oreal USA, Inc. Employee Retirement Savings Plan

Costco 401(k) Retirement Plan

MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

	By:	/s/ Andrew Baek
	Name:	Andrew Baek
	Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn.: Andrew Baek, Vice President Phone: Email:

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

PEAR VENTURES I, L.P.

By:	/s/ Mar Hershenson
Name:	Mar Hershenson
Title:	Managing Partner

Address:
320 High Street
Palo Alto, CA 94301

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SVF FAST (CAYMAN) LIMITED

By:	/s/ Karen Ellerbe
Name: Karen Ellerbe
Title: Director

Address:
27 Hospital Road
Cayman Corporate Centre
George Town Grand Cayman
Cayman Islands KY1-9008

SIGNATURE PAGE TO DOORDASH, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

Sequoia Capital USV XIV Holdco, Ltd.

Sequoia Capital U.S. Growth Fund VI, L.P.

Sequoia Capital U.S. Growth VI Principals Fund, L.P.

Sequoia Capital U.S. Growth Fund VII, L.P.

Sequoia Capital U.S. Growth VII Principals Fund, L.P.

Sequoia Capital Global Growth Fund, L.P.

Sequoia Capital Global Growth Principals Fund, L.P.

Sequoia Capital Global Growth Fund II, L.P.

Sequoia Capital Global Growth II Principals Fund, L.P.

SCGE Fund, L.P.

a16z Seed-III, LLC

Maverick YC, Ltd.

Start Fund 2 LLC

Paul Buchheit

SV Angel IV LP

Charles River Partnership XV, LP

Russell and Elizabeth Siegelman Living Trust

Moonshot Angels LLC

HKB Capital, LLC

Pear Ventures I, L.P.

Rachleff Family Trust

Streamlined Ventures I, L.P.

Khosla Ventures IV, LP

Khosla Ventures IV (CF), LP

Khosla Ventures Seed B, LP

Khosla Ventures Seed B (CF), LP

Brent Goldman

Ooga Labs LLC

EEZ, LLC

KPCB Holdings, Inc., as nominee

The Wellcome Trust Limited as trustee of the Wellcome Trust

Y Combinator Continuity Holdings I, LLC

Greenview Investment Pte Ltd

Vanderbilt University

SVF Fast (Cayman) Limited

Coatue US 11 LLC

Coatue Kona III LP

DST Global VI, L.P.

DSTG VI Investments, L.P.

DSTG VI Investments-A, L.P.

DST Investments XXII, L.P.

DST Investments XXIII, L.P.

DSTG VI Investments-A, L.P.

Rahul Ravindra Raj Mehta and Parul Mehta, JTWROS

Doorstep DF Holdings, LP

Dahlia Investments Pte Ltd.

Darsana Master Fund LP

S-1

Sands Capital Global Innovation Fund, LLC

T. Rowe Price Growth Stock Fund, Inc.

Seasons Series Trust—SA T. Rowe Price Growth Stock Portfolio

Voya Partners, Inc.—VY T. Rowe Price Growth Equity Portfolio

Brighthouse Funds Trust II—T. Rowe Price Large Cap Growth Portfolio

Lincoln Variable Insurance Products Trust—LVIP T. Rowe Price Growth Stock Fund

Penn Series Funds, Inc.—Large Growth Stock Fund

T. Rowe Price Growth Stock Trust

Sony Master Trust

Prudential Retirement Insurance and Annuity Company

Aon Savings Plan Trust

Caleres, Inc. Retirement Plan

Colgate Palmolive Employees Savings and Investment Plan Trust

Brinker Capital Destinations Trust—Destinations Large Cap Equity Fund

Alight Solutions LLC 401K Plan Trust

MassMutual Select Funds—MassMutual Select T. Rowe Price Large Cap Blend Fund

Legacy Health Employees’ Retirement Plan

Legacy Health

T. Rowe Price Global Technology Fund, Inc.

TD Mutual Funds—TD Science & Technology Fund

T. Rowe Price Communications & Technology Fund, Inc.

TD Mutual Funds—TD Global Entertainment & Communications Fund

T. Rowe Price Global Stock Fund

Arkansas Teacher Retirement System

T. Rowe Price Global Focused Growth Equity Pool

Union Pacific Corporation Master Retirement Trust

Hostplus Pooled Superannuation Trust

Square, Inc.

Durable Capital Master Fund LP

Fidelity Contrafund: Fidelity Contrafund

Fidelity Contrafund Commingled Pool

Fidelity Contrafund: Fidelity Contrafund K6

Fidelity Contrafund: Fidelity Advisor New Insights Fund—Sub A

Fidelity Insights Investment Trust

Fidelity Contrafund: Fidelity Flex Opportunistic Insights Fund

Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund

Variable Insurance Products Fund II: Contrafund Portfolio

UniSuper

Superannuation Funds Management Corporation of South Australia

Superannuation Funds Management Corporation of South Australia

Government Superannuation Fund

The Board of Trustees of the National Provident Fund in its capacity as trustee of the O Fund of the Global

Asset Trust

T. Rowe Price Large-Cap Growth Fund

Principal Funds, Inc.— LargeCap Growth Fund I

Principal Variable Contracts Funds, Inc.— LargeCap Growth Account I

Trustees of the Ohio Operating Engineers Pension Fund

Consolidated Fund of the R.W. Grand Lodge of F. and AM. Of Pennsylvania

NextEra Energy Inc. Employee Pension Plan

NextEra Energy, Inc. Employee Retirement Savings Plan

USG Corporation Retirement Plan Trust

S-2

T. Rowe Price U.S. Equities Trust

Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts

Tucson Supplemental Retirement System

Delta Air Lines, Inc. Defined Contribution Plans Master Trust

Master Trust for Certain Tax Qualified Bechtel Retirement Plans

The KP Funds—KP Large Cap Equity Fund

City of Warwick Pension Plans

The Master Trust adopted by the Home Depot FutureBuilder and The Home Depot FutureBuilder for Puerto

Rico Plans

City of Tallahassee Pension Fund

Lettie Pate Evans Foundation, Inc.

Joseph B. Whitehead Foundation

Robert W. Woodruff Foundation, Inc.

Robert W. Woodruff Health Sciences Center Fund, Inc.

Ohio Public Employees Deferred Compensation Program

Prudential Retirement Insurance and Annuity Company

Toyota Motor North America, Inc. Retirement Savings Plan

Union Bank & Trust Company

Lettie Pate Whitehead Foundation, Inc.

The Community Foundation for Greater Atlanta, Inc.

Leonardo DRS, Inc. 401(k) Plan

American Airlines, Inc. 401(k) Plan and the American Airlines, Inc. 401(k) Plan for Pilots

Fresno County Employees Retirement Association

T. Rowe Price Large-Cap Growth Trust

RR Donnelley Savings Plan Trust

Bank of the West 401(k) Plan

T. Rowe Price Large-Cap Growth Trust I

T. Rowe Price Global Consumer Fund

T. Rowe Price Mid-Cap Growth Fund, Inc.

T. Rowe Price Institutional Mid-Cap Equity Growth Fund

T. Rowe Price Mid-Cap Growth Portfolio

T. Rowe Price U.S. Equities Trust

Great-West Funds, Inc.—Great-West T. Rowe Price Mid Cap Growth Fund

TD Mutual Funds - TD U.S. Mid-Cap Growth Fund

MassMutual Select Funds—MassMutual Select Mid Cap Growth Fund

MML Series Investment Fund—MML Mid Cap Growth Fund

Brighthouse Funds Trust I—T. Rowe Price Mid Cap Growth Portfolio

Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts

T. Rowe Price U.S. Mid-Cap Growth Equity Trust

L’Oreal USA, Inc. Employee Retirement Savings Plan

Costco 401(k) Retirement Plan

MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

AU UNI UNISUP USSDGE

S-3